EXHIBIT 10(T)

OXIS INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Optionee’s Name and Address:	Steven T. Guillen 334 Blackfield Drive Tiburon, California 94920

You (the “Optionee”) have been granted an option to purchase Common Shares, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the OXIS International, Inc. 2003 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice and the Option Agreement.

Award Number	__________________________________________

Date of Award	February 28, 2005

Vesting Commencement Date	February 28, 2005

Exercise Price per Share	$0.40

Total Number of Common Shares Subject to the Option (the “Shares”)	500,000

Total Exercise Price	$200,000

Type of Option:	XXX ISO

NSO

Expiration Date:	February 28, 2015

Post-Termination Exercise Period:	Except as provided below, from the effective date of the Termination to the earlier of one (1) year after Termination or the Expiration Date

Vesting Schedule:

1. Subject to the Optionee’s continued Service and other provisions set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option are vested as of the Vesting Commencement Date; 25% of the Shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date; 25% of the Shares subject to the Option shall vest on the second anniversary of the Vesting Commencement Date; and the final 25% of the Shares subject to the Option shall vest on the third anniversary of the Vesting Commencement Date.

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2. During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Optionee’s termination of the leave of absence and return to service to the Company or the Parent, Subsidiary or Affiliate of the Company. The Vesting Schedule of the Option set forth in Section 1 above shall be extended by the length of the suspension.

3. In the event of a Change in Control as described below, any Shares subject to the Option not vested at the time of Change in Control shall immediately and automatically, as of the effective date of such Change in Control, vest and become exercisable for the period ending on the Expiration Date. In addition, the Shares subject to the Option shall vest immediately in the event that the Optionee terminates his employment with “Good Reason” as defined below.

4. For purposes of this Option Agreement, “Change in Control” shall mean any of the following transactions or events effecting a change in ownership or control of the Company:

(a) a merger, consolidation, or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(b) any stockholder-approved transfer or any other disposition of all of the Company’s assets;

(c) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(d) a change in the composition of the Board of Directors (the “Board”) of the Company such that (a) five (5) or more Board members resign or are otherwise removed as Board members within any period of six (6) consecutive months or less; or (b) five (5) or more Board members opt not to stand for re-election to the Board within any period of six (6) consecutive months or less; or (c) any combination of the foregoing subsections 4(a) and 4(b) above occurs such that five (5) or more Board member positions are affected by a combination of resignations/removals, the option not to stand for re-election, or the increase/decrease of the authorized number of Board members within any period of six (6) consecutive months or less. As an example of the foregoing, and for illustrative purposes only, in the event that two (2) Board members resign and five (5) Board members opt not to stand for re-election, all of which occur within any period of six (6) months or less, a Change of Control will be deemed to have occurred.

5. Subject to the provisions of subsection 5(b) below and the other terms and conditions of this Option Agreement, in the event (i) the Company terminates Optionee’s employment

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without “Cause” (as defined below), (ii) within twelve months after a Change of Control (as defined above), the Optionee terminates his employment with “Good Reason” (as defined below) or (iii) the Optionee’s employment terminates as a result of the Optionee’s death or disability (any of the foregoing being a “Severance Termination”), the following provisions shall apply:

(a) Upon a Severance Termination, the Optionee shall be able to exercise any options which have vested on or before the termination date until the later of (i) the fifth anniversary of the Vesting Commencement Date or (ii) the third anniversary of the date of termination; provided that, in all circumstances, this Option Agreement shall expire on the Expiration Date.

(b) The effectiveness of the provisions of subsection 5(a) above shall be contingent upon (i) the Optionee’s execution of a waiver and release of all claims against the Company substantially in the form as approved by the Board (however, such waiver and release form shall not materially modify or alter the terms of this Option Agreement, nor shall such form place any conditions, restrictions or approvals, such as Board approvals or otherwise, on Optionee’s right to receive any benefit of any sort pursuant to this Option Agreement) and expiration of the seven-day revocation period referred to in such release, (ii) the Optionee’s not engaging in any competition with the Company during the period of his employment by the Company (iii) the Optionee’s “not engaging in any solicitation” during the period of his employment by the Company.

(c) In this Option Agreement, the term “Cause” means: (a) the Optionee’s failure to adhere to any written policy of the Company if the Optionee has been given a reasonable opportunity to comply with such policy and cure the Optionee’s failure to comply (which reasonable opportunity to cure must be granted for a period of ten (10) days); (b) the willful and continued failure by the Optionee, if not cured within ten (10) days after receipt by the Optionee of written notice from the Company reasonably detailing the matters to be cured, to substantially perform his material duties and responsibilities with the Company under this Agreement as directed by the Board (other than any such failure resulting from his incapacity due to physical or mental illness); (c) the Optionee’s appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the Optionee’s misappropriation (or attempted misappropriation) of any of the Company’s funds or property (including without limitation trade secrets and other intellectual property); (e) Optionee committing a material breach of the employment letter agreement dated February 28, 2005 (“employment letter agreement”), or the non disclosure and inventions assignment agreement (the “NDA”) the Optionee signed in connection with the commencement of his employment with the Company, which breach is not cured within ten (10) days after written notice to Optionee from the Company; or (f) the Optionee’s conviction of, or the Optionee’s entering of a guilty plea or pleas of no contest with respect to, a felony or the equivalent thereof.

(d) In this Option Agreement, the term “Good Reason” means (i) the Optionee’s assignment (without the Optionee’s consent) to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than the position, responsibilities, or duties of Chief Executive Officer of the Company (a change in title of President does not constitute “Good Reason”); (ii) the relocation (without the Optionee’s consent) of the

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Company’s principal office at which the Optionee is principally employed to a location which is more than 30 miles from the location of the Company’s principal offices on the date of this Option Agreement; provided, however, that the Optionee must have given the written notice to the Company that the Optionee believes he has the right to terminate employment for Good Reason, specifying in reasonable detail the events comprising the Good Reason, and the Company fails to eliminate the Good Reason within fifteen (15) days after receipt of the notice.

In the event that any term of this Notice is inconsistent with the attached Stock Option Agreement, the Plan or the Optionee’s employment letter agreement dated February 28, 2005, the terms of this Notice shall control.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

OXIS International, Inc., a Delaware corporation

By:	/s/ S. Colin Neill
Title:	Secretary

THE OPTIONEE ACKNOWLEDGES THAT THE OPTIONEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS OPTION AGREEMENT, THAT THE OPTIONEE HAS READ AND UNDERSTANDS THE OPTION AGREEMENT, THAT THE OPTIONEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT THE OPTIONEE HAS ENTERED INTO IT FREELY BASED ON THE OPTIONEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS OPTION AGREEMENT.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S SERVICE. THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE OPTIONEE’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY PARENT, SUBSIDIARY OR AFFILIATE OF THE COMPANY TO WHICH THE OPTIONEE PROVIDES SERVICES TO TERMINATE THE OPTIONEE’S SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE’S EMPLOYMENT WITH THE COMPANY TO THE CONTRARY, THE OPTIONEE’S STATUS IS AT WILL.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS

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EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT. THE OPTIONEE IS ACQUIRING THIS OPTION AND ANY SHARES TO BE RECEIVED BY HIM ARE BEING, AND WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE SALE OR DISTRIBUTION OF ANY PART THEREOF.

The Optionee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Optionee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Optionee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Committee in accordance with Section 13 of the Option Agreement. The Optionee further agrees to the venue selection and waiver of a jury trial in accordance with Section 14 of the Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: February 28, 2005	Signed:	/s/ Steven T. Guillen
Optionee

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Award Number:

OXIS INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. OXIS International, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee (the “Optionee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Common Shares subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Agreement (the “Option Agreement”) and the Company’s 2003 Stock Incentive Plan, as amended from time to time (the “Plan”) or in the Notice, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an ISO, the Option is intended to qualify as an ISO as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as ISOs which become exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as NSOs. For this purpose, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 2(d) of the Option Agreement relating to the exercisability or termination of the Option in the event of a Change in Control. The Optionee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Committee. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Committee which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Committee. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Committee to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below.

(c) Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an ISO. Upon exercise of the Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

(d) Change in Control. This Option shall not terminate in connection with a Change in Control (as defined in the Notice). In the event the Company shall be acquired pursuant to a merger, acquisition, stock purchase, reorganization or similar transaction, this Option shall be assumed by the acquiring entity with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Option and the exercise or purchase price thereof which at least preserves the value of the Option existing at the time of the Change in Control as determined in accordance with the instruments evidencing the agreement to assume the Option.

3. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate any applicable law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Optionee for a period of more than six (6) months (and not used for another option exercise by attestation during such period); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws.

5. Termination or Change of Service. In the event of the Optionee’s change in status from Employee, Outside Director or Consultant to any other status of Employee, Outside Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Committee as of such change in status; provided, however, that with respect to any ISO that shall remain in effect after a change in status from Employee to Outside Director or Consultant, such ISO shall cease to be treated as an ISO and shall be treated as a NSO on the day three (3) months and one (1) day following such change in status. Except as provided in the Notice and in Sections 6 and 7 below, to the extent that the Option was unvested on the date on which the Optionee’s Service terminates (the “Termination Date”), or if the Optionee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6. Disability of Optionee. In the event the Optionee’s Service terminates as a result of his death or Disability (as defined below), the Optionee may exercise the portion of the Option that was vested on the Termination Date in accordance with the terms of Section 5(a) of the Notice; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an ISO, such ISO shall cease to be treated as an ISO and shall be treated as a NSO on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Optionee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. For purposes of this Option Agreement, “Disability” means as defined under the long-term disability policy of the Company or the Parent, Subsidiary or Affiliate of the Company to which the Optionee provides services regardless of whether the Optionee is covered by such policy. If the Company or the Parent, Subsidiary or Affiliate of the Company to which the Optionee provides service does not have a long-term disability plan in place, “Disability” means that a Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. The Optionee will not be considered to have incurred a Disability unless he furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7. Death of Optionee. In the event of the termination of the Optionee’s Service as a result of his death, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination in accordance with the terms of Section 5(a) of the Notice (but in no event later than the Expiration Date). In the event of the Optionee’s death during the Post-Termination Exercise Period or during the exercise period following the Optionee’s termination of Service as a result of his Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8. Transferability of Option. The Option, if an ISO, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The Option, if a NSO, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a NSO may be transferred during the lifetime of the Optionee to the extent and in the manner authorized by the Committee. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of the Optionee’s ISO or NSO in the event of the Optionee’s death on a beneficiary designation form provided by the Committee. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Optionee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Optionee.

9. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise. However, the Internal Revenue Service issued proposed regulations which would subject the Optionee to withholding at the time the Optionee exercises an ISO for Social Security and Medicare based upon the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. These proposed regulations are subject to further modification by the Internal Revenue Service and, if adopted, would be effective only for the exercise of an ISO that occurs two years after the regulations are issued in final form.

(b) Exercise of ISO Following Disability. If the Optionee’s Service terminates as a result of Disability that is not permanent and total disability as such term is defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three (3) months of such termination for the ISO to be qualified as an ISO. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(c) Exercise of NSO. On exercise of a NSO, the Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(d) Disposition of Shares. In the case of a NSO, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a NSO. If Shares purchased under an ISO are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Oregon to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Optionee or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

14. Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the District of Oregon (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Oregon state court in the County of Multnomah) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

EXHIBIT A

OXIS INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN

EXERCISE NOTICE

OXIS International, Inc.

6040 N. Cutter Circle, Suite 317

Portland, OR 97217

Attention: Secretary

1. Exercise of Option. Effective as of today,                         ,          the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase                      Common Share (the “Shares”) of OXIS International, Inc. (the “Company”) under and pursuant to the Company’s 2003 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [    ] ISO [    ] NSO Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated                         ,         . Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

4. Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) of the Option Agreement, to the extent permissible under applicable law.

5. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6. Taxes. The Optionee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an ISO, the Optionee also agrees, as partial consideration for the designation of the Option as an ISO, to notify the Company in writing within thirty (30) days of

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any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Optionee. If the Company is required to satisfy any foreign, federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Optionee agrees to satisfy the amount of such withholding in a manner that the Committee prescribes.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8. Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9. Administration and Interpretation. The Optionee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

10. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Oregon to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13. Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:

OPTIONEE:	OXIS INTERNATIONAL, INC.

By:

Title:
(Signature)

Address:	Address:

6040 N. Cutter Circle, Suite 317

Portland, OR 97217

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